                                                                     EXHIBIT 4.1




                         Subordinated Loan Agreement





                                   ---------

                                   FORM SL-1

                                   ---------








                NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.
                  1735 K STREET, N.W., WASHINGTON, D.C. 20006

                                      NASD

                          SUBORDINATED LOAN AGREEMENT

                                      SL-1

                               AGREEMENT BETWEEN:


Lender                         Clark N. Wilson
        ------------------------------------------------------------------------
                                    (Name)

                             5312 Park Hollow Lane
--------------------------------------------------------------------------------
                                (Street Address)

Austin                                             Texas               78746
-------------------------------------------  -------------------  --------------
             (City)                               (State)              (Zip)

                                      AND


Broker-Dealer       Tejas Securities Group, Inc.
              ------------------------------------------------------------------
                                     (Name)

1250 Capital of Texas Highway South Bldg. 2 Suite 500
--------------------------------------------------------------------------------
                                (Street Address)

Austin                                             Texas               78746
-------------------------------------------  -------------------  --------------
             (City)                               (State)              (Zip)

NASD ID NO.:        036705
             -------------------------------------------------------------------

DATE FILED:    October 13, 1998
            --------------------------------------------------------------------

                                      NASD
                          SUBORDINATED LOAN AGREEMENT
                                      upon
                                      NASD
                                    Approval

         AGREEMENT dated 10-13-98 to be effective ____________ between Clark N. Wilson, (the "Lender") and Tejas Securities Group, Inc. (the "Broker-Dealer")

         In consideration of the sum of $500,000.00 and subject to the terms and conditions hereinafter set forth, the Broker-Dealer promises to pay to the Lender or assigns on November 1, 2001, at the principal office of the Broker-Dealer the aforedescribed sum and interest thereon payable at the rate of 11.5% percent per annum from the effective date of this Agreement, which date shall be the date so agreed upon by the Lender and the Broker-Dealer unless otherwise determined by the National Association of Securities Dealers, Inc. ("NASD"). This Agreement shall not be considered a satisfactory subordination agreement pursuant to the provisions of 17 CFR 240.15c3-1d unless and until the NASD has found the Agreement acceptable and such Agreement has become effective in the form found acceptable.

         The cash proceeds covered by this Agreement shall be used and dealt with by the Broker-Dealer as part of its capital and shall be subject to the risks of the business. The Broker-Dealer shall have the right to deposit any cash proceeds of this Subordinated Loan Agreement in an account or accounts in its own name in any bank or trust company.

         The Lender irrevocably agrees that the obligations of the Broker-Dealer under this Agreement with respect to the payment of principal and interest shall be and are subordinate in right of payment and subject to the prior payment or provision for payment in full of all claims of all other present and future creditors of the Broker-Dealer arising out of any matter occurring prior to the date on which the related Payment Obligation (as defined herein) matures consistent with the provisions of 17 CFR 240.15c3-1 and 240.15c3-1d, except for claims which are the subject of subordination agreements which rank on the same priority as, or are junior to the claim of the Lender under such subordination agreements.

I.       PERMISSIVE PREPAYMENTS (OPTIONAL)

         At the option of the Broker-Dealer, but not at the option of the Lender, payment of all or any part of the "Payment Obligation" amount hereof prior to the Scheduled Maturity Date may be made by the Broker-Dealer only upon receipt of the prior written approval of the NASD, but in no event may any prepayment be made before the expiration of one year from the date this Agreement became effective. No prepayment shall be made if, after giving effect thereto (and all payments of Payment Obligations under any other subordination agreements then outstanding, the maturity or accelerated maturity of which are scheduled to fall due either within six months after the date such prepayment is to occur or on or prior to the date on which the Payment Obligation hereof is scheduled to mature, whichever date is earlier), without reference to any projected profit or loss of the Broker-Dealer, either aggregate indebtedness of the Broker-Dealer would exceed 1000 percent of its net capital or such lesser percent as may be made applicable to the Broker-Dealer from time to time by the NASD, or a governmental agency or self-regulatory body having appropriate authority, or if the Broker-Dealer is operating pursuant to paragraph (a)(1)(ii) of 17 CFR 240.15c3-1, its net capital would be less than 5 percent of aggregate debit items computed in accordance with 17 CFR 240.15c3-3a, or, if registered as a futures commission merchant, 7 percent of the funds required to be segregated pursuant to the Commodity Exchange Act and the regulations thereunder, (less the market value of commodity options purchased by option customers on or subject to the rules of a contract market, provided, however, the deduction for each option customer shall be limited to the amount of customer funds in such option customers account,) if greater, or its net capital would be less than 120 percent of the minimum dollar amount required by 17 CFR 240.15c3-1 or such greater dollar amount as may be made applicable to the Broker-





NASD FORM SL-1

Dealer by the NASD, or a governmental agency or "self-regulatory" body having appropriate authority.

II.      SUSPENDED REPAYMENTS

         (a) The Payment Obligation of the Broker-Dealer shall be suspended and shall not mature if, after giving effect to such payment (together with the payment of any Payment Obligation of the Broker-Dealer under any other subordination agreement scheduled to mature on or before such Payment Obligation) the aggregate indebtedness of the Broker-Dealer would exceed 1200 percent of its net capital or such lesser percent as may be made applicable to the Broker-Dealer from time to time by the NASD, or a governmental agency or self-regulatory body having appropriate authority, or if the Broker-Dealer is operating pursuant to paragraph (a)(1)(ii) of 17 CFR 240.15c3-1, its net capital would be less than 5 percent of aggregate debit items computed in accordance with 17 CFR 240.15c3-3a, or, if registered as a futures commission merchant, 6 percent of the funds required to be segregated pursuant to the Commodity Exchange Act and the regulations thereunder, (less the market value of commodity options purchased by option customers on or subject to the rules of a contract market, provided, however, the deduction for each option customer shall be limited to the amount of customer funds in such option customers account,) if greater, or its net capital would be less than 120 percent of the minimum dollar amount required by 17 CFR 240.15c3-1, or such greater dollar amount as may be made applicable to the Broker-Dealer by the NASD, or a governmental agency or self-regulatory body having appropriate authority.

IV. ACCELERATED MATURITY OF THE SUBORDINATION AGREEMENT UPON THE OCCURRENCE OF AN EVENT OF ACCELERATION (OPTIONAL)

         By prior written notice delivered to the Broker-Dealer at its principal office and to the NASD upon the occurrence of any Event of Acceleration (as defined herein), given no sooner than six months from the effective date of this Agreement, the Lender may accelerate such Payment Obligation to the last business day of a calendar month not less than six months after the receipt of such notice by both the Broker-Dealer and the NASD. If, upon such accelerated maturity, the Payment Obligation of the Broker-Dealer is suspended pursuant to paragraph II of this Agreement, and liquidation of the Broker-Dealer has not commenced on or prior to such accelerated maturity date, such Agreement shall mature on the day immediately following such accelerated maturity date and, in any event, the Payment Obligations of the Broker-Dealer with respect to all other subordination agreements then outstanding shall also mature at the same time. Events of Acceleration which may be included shall be limited to:

         (a) Failure to pay interest or any installment of principal on this Agreement as scheduled;


NASD FORM SL-1                         2

         (b) Failure to pay when due other money obligations of a specified material amount;

         (c) Discovery that any material, specified representation or warranty of the broker-dealer which is included in this Agreement and on which this Agreement was based or continued was inaccurate in a material respect at the time made; or

         (d) The following specified and clearly measurable event(s), which the Lender and Broker-Dealer agree (i) is a significant indication that the financial position of the Broker-Dealer has changed materially and adversely from agreed upon specified norms; or (ii) could materially and adversely affect the ability of the Broker-Dealer to conduct its business as conducted on the effective date of the subordination agreements; or (iii) is a significant change in the senior management or in the general business conducted by the Broker-Dealer from the date this Agreement became effective; or (iv) constitute continued failure to perform agreed-upon covenants included in this Agreement relating to the maintenance and reporting by the Broker-Dealer of its financial position or relating to the conduct of its business.

         The events of Acceleration as discussed in paragraphs (a) through (d) with respect to this Agreement are enumerated below:

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V.       ACCELERATED MATURITY OF THE SUBORDINATION AGREEMENT UPON THE
         OCCURRENCE OF AN EVENT OF DEFAULT (OPTIONAL)

         (a) If the liquidation of the business of the Broker-Dealer has not already commenced, the Payment Obligation shall mature, together with accrued interest or compensation, upon the occurrence of an Event of Default, as hereinafter defined.

         (b) Further, if liquidation of the business of the Broker-Dealer has not already commenced, the rapid and orderly liquidation of the business of the Broker-Dealer shall then commence upon the happening of an Event of Default, and the date of said Event of Default shall be the date on which the Payment Obligations of the Broker-Dealer with respect to all other subordination agreements then outstanding shall mature.

         Events of Default which may be included shall be limited to:

(i) The filing of an application by the Securities Investor Protection Corporation for a decree adjudicating that customers of the Broker-Dealer are in need of protection under the Securities Investor Protection Act of 1970 and the failure of the Broker-Dealer to obtain the dismissal of such application within 30 days;

(ii) The aggregate indebtedness of the Broker-Dealer exceeding 1500 percent of its net capital or, in the case of a Broker-Dealer which has elected to operate under paragraph (a)(1)(ii) of 17 CFR 240.15c-1, its net capital computed in


NASD FORM SL-1                         3
accordance therewith is less than 2 percent of its aggregate debit items computed in accordance with 17 CFR 240.15c3-3a, or, if registered as a futures commission merchant, 4 percent of the funds required to be segregated pursuant to the Commodity Exchange Act and the regulations thereunder, (less the market value of commodity options purchased by option customers on or subject to the rules of a contract market, provided, however, the deduction for each option customer shall be limited to the amount of customer funds in such option customer's account') if greater, throughout a period of 15 consecutive business days, commencing on the day the Broker-Dealer first determines and notifies the Lender and the NASD, or the NASD or the Commission first determines and notifies the Broker-Dealer of such fact;

(iii) Revocation by the Commission of the registration of the Broker-Dealer;

(iv) Suspension by the NASD (without reinstatement within 10 days) or revocation of the Broker-Dealer's status as a member thereof; and,

(v) Receivership, insolvency, liquidation pursuant to the Securities Investor Protection Act of 1970 or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshaling of the assets and liabilities of the Broker-Dealer.



NASD FORM SL-1                         4

VI.      NOTICE OF MATURITY OR ACCELERATED MATURITY

         The Broker-Dealer shall immediately notify the NASD if, after giving effect to all payments of Payment Obligations under subordination agreements then outstanding which are then due or mature within six months without reference to any projected profit or loss of the Broker-Dealer, either the aggregate indebtedness of the Broker-Dealer would exceed 1200 percent of its net capital, or in the case of a Broker-Dealer operating pursuant to paragraph
(a)(1)(ii) of 17 CFR 240.15c3-1, its net capital would be less than 5 percent of aggregate debit items computed in accordance with 17 CFR 240.15c3-3a, or, if registered as a futures commission merchant, 6 percent of the funds required to be segregated pursuant to the Commodity Exchange Act and the regulations thereunder, (less the market value of commodity options purchased by option customers on or subject to the rules of a contract market, provided, however, the deduction for each option customer shall be limited to the amount of customer funds in such option customer's account), if greater, and in either case, if its net capital would be less than 120 percent of the minimum dollar amount required by 17 CFR 240.15c3-1, or such greater dollar amount as may be made applicable to the Broker-Dealer by the NASD, or a governmental agency or self-regulatory body having appropriate authority.

VII. BROKER-DEALERS CARRYING THE ACCOUNTS OF SPECIALISTS AND MARKET MAKERS IN LISTED OPTIONS

         A Broker-Dealer who guarantees, endorses, carries or clears specialist or market-maker transactions in options listed an a national securities exchange or facility of a national securities association shall not permit a reduction, prepayment or repayment of the unpaid principal amount if the effect would cause the equity required in such specialist or market-maker accounts to exceed 1000 percent of the Broker-Dealer's net capital or such percent as may be made applicable to the Broker-Dealer from time to time by the NASD or a governmental agency or self-regulatory body having appropriate authority.

VIII.    BROKER-DEALERS REGISTERED WITH CFTC

         If the Broker-Dealer is a futures commission merchant or introductory broker as that term is defined in the Commodity Exchange Act, the Organization agrees, consistent with the requirements of 1.17(h) of the regulations of the CFTC (17 CFR 1.17(h)), that:

(a) Whenever prior written notice by the Broker-Dealer to the NASD is required pursuant to the provisions of this Agreement, the same prior written notice shall be given by the Broker-Dealer to (i) the CFTC at its principal office in Washington, D.C., attention Chief Accountant of Division of Trading and Markets, and/or (ii) the commodity exchange of which the Organization is a member and which is then designated by the CFTC as the Organization's designated self-regulatory organization the "DSRO");

(b) Whenever prior written consent, permission or approval of the NASD is required pursuant to the provisions of this Agreement, the Broker-Dealer shall also obtain the prior written consent, permission or approval of the CFTC (and/or of the DSRO); and,


NASD FORM SL-1                         5

(c) Whenever the Broker-Dealer receives written notice of acceleration of maturity pursuant to the provisions of this Agreement, the Broker-Dealer shall promptly give written notice thereof to the CFTC at the address above stated and/or to the DSRO.

X.       GENERAL

         This Agreement shall not be subject to cancellation by either the Lender or the Broker-Dealer, and no payment shall be made, nor the Agreement terminated, rescinded, or modified my mutual consent or otherwise if the effect thereof would be inconsistent with the requirements of 17 CFR 240.15c3-1 and 240.15c3-1d.

         The Agreement may not be transferred, sold, assigned, pledged, or otherwise encumbered or otherwise disposed of, and no lien, charge or other encumbrance may be created or permitted to be created thereon without the prior written consent of the NASD.

         In the event of the appointment of a receiver or trustee of the Broker-Dealer or in the event of its insolvency, liquidation pursuant to the Securities Investor Protection Act of 1970 or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshaling at the assets and liabilities of the Broker-Dealer, the Payment Obligation of the Broker-Dealer shall mature, and the holder hereof shall not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of the Broker-Dealer until all claims of all other present and future creditors at the Broker-Dealer, whose claims are senior hereto, have been fully satisfied.

         The Lender irrevocably agrees that the loan evidenced hereby is not being made in reliance upon the standing of the Broker-Dealer as a member organization of the NASD or upon the NASD surveillance of the Broker-Dealer's financial position or its compliance with the By-Laws, rules and practices of the NASD. The Lender has made such investigation of the Broker-Dealer and its partners, officers, directors and stockholders as the Lender deems necessary and appropriate under the circumstances. The Lender is not relying upon the NASD to provide any information concerning or relating to the Broker-Dealer and agrees that the NASD has no responsibility to disclose to the Lander any information concerning or relating to the Broker-Dealer which it may now, or at any future time, have.


NASD FORM SL-1                         6

         The term "Broker-Dealer" as used in this Agreement shall include the broker-dealer, its heirs, executors, administrators, successors, and assigns.

         The term "Payment Obligation" shall mean the obligation of the Broker-Dealer to repay cash loaned to it pursuant to this Subordinated Loan Agreement.

         The provisions of this Agreement shall be binding upon the Broker-Dealer and the Lender and their respective heirs, executors, administrators, successors and assigns.

         Any controversy arising out of or relating to this Agreement may be submitted to and settled by arbitration pursuant to the By-Laws and rules of the NASD. The Broker-Dealer and the Lender shall be conclusively bound by such arbitration.

         This instrument embodies the entire agreement between the Broker-Dealer and Lender and no other evidence of such agreement has been or will be executed without the prior written consent of the NASD.

         This Agreement shall be deemed to have been made under, and shall be governed by, the laws of the State of Texas in all respects.



NASD FORM SL-1                         7

IN WITNESS WHEREOF the parties have set their hands and seal this 13th day of October 1998.


                                        Tejas Securities Group, Inc
                                        ---------------------------------
                                              (Name of Broker-Dealer)


                                        By /s/ JOHN J. GORMAN, IV  L.S.
                                           -----------------------
                                              (Authorized Person)
                                               JOHN J. GORMAN, IV

                                        /s/ CLARK N. WILSON  L.S.
                                        --------------------
                                              (Lender)
                                            Clark N. Wilson

                                        FOR NASD USE ONLY


                                        ACCEPTED BY  /s/ [ILLEGIBLE]
                                                    ---------------------
                                                            (Name)

                                                    Associate Director
                                                    ----------------------
                                                            (Title)

                         *EFFECTIVE DATE:  11/12/98
                         LOAN NUMBER:  06-D-SLA-10095


NASD FORM SL-1

                          SUBORDINATED LOAN AGREEMENT
                              LENDER'S ATTESTATION

         It is recommended that you discuss the merits of this investment with an attorney, accountant or some other person who has knowledge and experience in financial and business matters prior to executing this Agreement.

                   1. I have received and reviewed a reprint of Appendix D of 17 CFR 240.15c3-1, and am familiar with its provisions.

                   2. I am aware that the funds or securities subject to this Agreement are not covered by the Securities Investor Protection Act of 1970.

                   3. I understand that I will be furnished financial statements pursuant to SEC Rule 17a-5(c).

                   4. On the date this Agreement was entered into, the broker-dealer carried funds or securities for my account. (State Yes or No) Yes.

                   5. Lender's business relationship to the broker-dealer is: client

                   6. If not a partner or stockholder actively engaged in the business of the broker-dealer, acknowledge receipt of the following:

                         a. Certified audit and accountant's certificate dated
                            12-31-97

                         b. Disclosure of financial and/or operational problems
                            since the last certified audit which required reporting pursuant to SEC Rule 17a-11. (If no such reporting was required, state "none") none

                         c. Balance sheet and statement of ownership equity
                            dated September 30, 1998

                         d. Most recent computation of net capital and aggregate
                            indebtedness or aggregate debit items dated 9-30-97, reflecting a net capital of $1,042,323 and a ratio of 1:1.

                         a. Debt/equity ratio as of 24% of 9-30-98.

                         f. Other disclosures: Possible business combination
                            with EMED


DATED: October 13, 1998              /s/ CLARK N. WILSON           L.S.
                           --------------------------------------
                                          (Lender)
                                       Clark N. Wilson

                              ADDENDUM AGREEMENT

         Reference is hereby made to that certain Subordinated Loan Agreement dated effective October 13, 1998, between MR. CLARK N. WILSON (the "Lender") and TEJAS SECURITIES GROUP, INC. (the "Broker-Dealer"), as the same may be amended or modified from time to time (the "Loan Agreement"). Capitalized terms used in this Addendum Agreement (the "Addendum"), to the extent not otherwise defined herein, shall have the same meanings as in the Loan Agreement. The terms and conditions of the Loan Agreement are incorporated herein by reference. This Addendum shall constitute additional terms and conditions to which the Payment Obligation is subject.

         NOW, THEREFORE, IN CONSIDERATION of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Broker-Dealer hereby agree as follows:

1. Notwithstanding anything to the contrary set forth in the Loan Agreement, Broker-Dealer may incur, issue, and permit to exist obligations of the Broker-Dealer for borrowed money in a principal amount outstanding which shall not at any time exceed $2,500,000.00, which obligations shall be senior to the repayment of the Payment Obligation which is the subject of the Loan Agreement.

2. Notwithstanding anything to the contrary set forth in the Loan Agreement, Broker-Dealer may incur, issue, and permit to exist obligations of Broker-Dealer for borrowed money in a principal amount outstanding at any time not to exceed $2,000,000.00, which obligations shall rank pari passu with the Payment Obligation which is the subject of the Loan Agreement and shall bear terms substantially similar to the Payment Obligation which is the subject of the Loan Agreement.

3. Broker-Dealer agrees that, so long as the Payment Obligation or any part thereof is outstanding, the Broker-Dealer shall not pay salary to its President, Mr. John Gorman IV, in an amount in excess of $360,000.00 per year. Broker-Dealer shall however be permitted to provide to Mr. John Gorman IV, President of Broker-Dealer, in addition to such salary, such additional standard benefits as Broker-Dealer deems necessary or desirable, including without limitation stock options, the use of a company automobile, insurance, and other standard benefits.

4. Broker-Dealer agrees that so long as the Payment Obligation or any part thereof remains outstanding, Broker-Dealer shall not, without the prior written consent of the Lender, pay any dividends or make any other payment or distribution in cash on account of its capital stock.

5. Broker-Dealer agrees that, for so long as the Payment Obligation or any part thereof remains outstanding, the Broker-Dealer shall authorize a representative of the Lender to maintain a seat on the Board of Directors of Broker-Dealer.

6. As a condition of the Loan Agreement, Broker-Dealer shall issue to the Lender, on the date of approval of the transaction which is the subject of the Loan Agreement by the NASD, warrants to purchase 112,500 shares of common capital stock of the Broker-Dealer, which warrants shall be exercisable at a price of $2.65 per share of common stock and shall be exercisable for a period of five (5) years from the date of issuance of such warrants. The terms of such warrants, whether or not exercised, shall entitle the Lender to participate in underwriter warrant distributions on the same basis as shareholders of the Broker-Dealer at any time while the Payment Obligation or any part thereof remains outstanding, such distributions to be determined on the basis that each such warrant for the purchase of a share of common stock equals a single share of common stock.

7. If Broker-Dealer shall fail to perform, observe, or comply with any covenant, agreement or term contained in this Addendum, and such failure shall continue for thirty (30) days after the Lender sends to the Broker-Dealer notice thereof, such failure shall constitute an Event of Acceleration and shall entitle the Lender to exercise the rights and remedies available to it under the Loan Agreement.

8. This Addendum shall be governed by and construed in accordance with the laws of the State of Texas. THIS ADDENDUM, THE LOAN AGREEMENT, AND THE OTHER DOCUMENTS REFERRED TO IN THE LOAN AGREEMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Addendum and the Loan Agreement to which the Broker-Dealer is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

9. The unenforceability of any provision of this Addendum shall not affect the enforceability or validity of any other provision hereof.

10. This Addendum may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

11. All notices and other communications provided for in this Addendum shall be given to the parties hereto at the "Address for Notices" specified below its name on the signature pages hereof; or as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this section. All such communications shall be given or made by telecopy or in writing, mailed by certified mail, return receipt requested, or delivered to the intended recipient, and shall be deemed to have been duly given when transmitted by telecopy subject to telephone confirmation of receipt or when personally delivered, or in the case of a mailed notice, when duly deposited in the mail, in each case given or addressed as aforesaid.

                                      Broker-Dealer:

                                      TEJAS SECURITIES GROUP, INC.


                                      By:  /s/ JOHN J. GORMAN, IV
                                          --------------------------------
                                      Name:    John J. Gorman, IV
                                             -----------------------------
                                      Title:   President
                                              ----------------------------


                                      Address for Notices:

                                      1250 Capital of Texas Highway South
                                      ------------------------------------
                                      Building II, Suite 500
                                      ------------------------------------
                                      Austin, Texas 78746
                                      ------------------------------------

                                      Lender:

                                      Mr. Clark N. Wilson
                                      ------------------------------------

                                      By: /s/ CLARK N. WILSON
                                          --------------------------------
                                      Name: Mr. Clark N. Wilson
                                          --------------------------------

                                      Address for Notices:

                                      5312 Park Hollow Lane
                                      ------------------------------------
                                      Austin, Texas 78746
                                      ------------------------------------